[Exhibit 4.3]

                     GIANT MOTORSPORTS, INC.

                     STOCK OPTION AGREEMENT

            OPTION FOR 500,000 Shares of Common Stock

      THIS AGREEMENT is made as of this 16th day of August, 2004, between GIANT MORTORSPORTS, INC., a Nevada corporation with an address at 13134 State Route 62, Salem Ohio 44460 (the "Company"), and GREGORY A. HAEHN, with an address at 13134 State Route 62, Salem Ohio 44460 (the "Optionee").


                     W I T N E S S E T H :
                     -------------------

      WHEREAS, the Optionee as of the date of this Agreement is the President and Chief Operating Officer of the Company; and

     WHEREAS, the Company's Board of Directors has authorized the issuance to the Optionee of an option to purchase five hundred thousand (500,000) shares of the Company's common stock, as and for bonus compensation payable to the Optionee for his services provided, on behalf of the Company during fiscal year 2004, and to insure the Optionee's continued services on behalf of the Company;

      NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the Company and the Optionee hereby agree as follows:

      1.    Grant  of Option.  The Company hereby grants  to  the
            ----------------
Optionee, subject to the terms and conditions herein set forth, the right and option (the "Option") to purchase from the Company, all or any part of an aggregate of five hundred thousand (500,000) shares of Common Stock of the Company, par value $.001 per share (the "Option Stock") at the purchase price of $1.25 per share (the "Exercise Price"), such Option to be exercisable as hereinafter provided, and subject only to adjustment in such number of shares and price as provided in Paragraph 10 hereafter.

      2.    Term of Option. Unless terminated earlier as provided
            --------------
under the terms and conditions of this Agreement, this Option shall be exercisable until the close of business on August 15, 2009.

      3.    Period  of Exercise. This Option shall be exercisable
            -------------------
for all of the shares of Option Stock included hereunder commencing on August 16, 2004.


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     4.    Exercise  of  Option.  This Option is  exercisable  as
           --------------------
follows:

     (a)  Right to Exercise.
          -----------------

          (i) This Option shall be exercisable at any time during the term of this Agreement.

          (ii) This Option may not be exercised for a fraction of a share.

          (iii) In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in Paragraph 2 above.

     (b)  Method of Exercise.  This Option  shall be  exercisable
          ------------------
by written Notice (in the form attached as Exhibit A). The Notice must state the number of shares of Option Stock for which the Option is being exercised, and such other representations and agreements with respect to such shares of Option Stock as may be reasonably required by the Company. The Notice must be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Notice must be accompanied by payment of the Exercise Price, including payment of any applicable withholding tax, unless payment is made pursuant to a Cashless Exercise as provided in Paragraph 6 hereafter. This Option shall be deemed to be exercised upon receipt by the Company of such written Notice accompanied by the Exercise Price and payment of any applicable withholding tax.

          No shares of Option Stock shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with all relevant provisions of law and the requirements of any stock exchange upon which the Common Stock may then be listed. Assuming such compliance, for income tax purposes the shares of Option Stock shall be considered transferred to the Optionee on the date on which the Option is exercised.

     5.   Optionee's Representations.  At the time this Option is
          --------------------------
exercised, Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his investment representation statement in the form attached hereto as Exhibit A.

     6.    Method of Payment.  Payment for shares of Option Stock
           -----------------
may be made in the form of cash, check, wire transfer, or any combination thereof. All requisite original issue or transfer documentary stamp taxes shall be paid by the Company. In addition, at the Optionee's written request the Company may deliver certificates for the Option Stock for which the Option is being exercised to a broker for sale on behalf of the Optionee (a "Cashless Exercise"), provided that the Optionee has irrevocably instructed such broker to remit directly to the Company, on the Optionee's behalf, the full amount of the exercise price from the proceeds of such sale. All expenses associated with a Cashless Exercise shall be borne by the Optionee.

     7.   Restrictions on Exercise.  If the issuance of shares of
          ------------------------
Option Stock upon the exercise of this Option, or if the method of payment for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, then this Option may not be exercised. The Company


                           -2-

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may  require Optionee to make any representation and warranty  to the Company as may be required by any applicable law or regulation before allowing the Option to be exercised.

     8.    Non-Transferability of Option.  This Option may not be
           -----------------------------
transferred in any manner except by will or by the laws of descent or distribution. It may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

      9.   Rights as a Stockholder.  The Optionee or a transferee
           -----------------------
of this Option shall have no rights as a stockholder with respect to any shares of Option Stock covered by this Option until the date of exercise of this Option with respect to the applicable Option Stock. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Paragraph 10 hereafter.

     10.  Adjustments.   In  the  event  of   a   reorganization,
          -----------
recapitalization,  stock split,  stock dividend,  combination  of shares, merger or consolidation, or the sale, conveyance, or other transfer by the Company of all or substantially all of its property, or any other change in the corporate structure or shares of the Company, pursuant to any of which events the then outstanding shares of Common Stock are split up or combined, or are changed into, become exchangeable at the holder's election for other shares of stock or any other consideration, or in the case of any other transaction described in section 424(a) of the Code, the Board of Directors shall change the number and kind of shares (including by substitution of shares of another corporation) (i) which may be issued pursuant to this Option or
(ii) and the exercise price of such shares in the manner that it shall deem to be equitable and appropriate. In the event of any merger, consolidation, reorganization or similar corporate event in which shares of the common stock are to be exchanged for payment of cash (the "Cash Consideration"), the Board of Directors may, in its discretion, (i) make equitable adjustments as provided above, or (ii) cancel this Option in exchange for payment in cash, if any, equal to the excess of the Cash Consideration for the shares of Option Stock over the Exercise Price for such shares.

     11.  Registration of Option Stock.   The Company  agrees  to
          ----------------------------
use its best efforts to register the shares of Option Stock exercisable by the Optionee hereunder, under the Securities Act, pursuant to a Registration Statement on Form S-8, to the extent that such registration is available, within twelve (12) months after the date of grant of this Option.

      12.   Non-Qualified Option.  This Option is a non-qualified
            --------------------
option and is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

      13.   Binding Effect.  Except as herein otherwise expressly
            --------------
provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, successors and assigns.


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     14.   Governing Law; Jurisdiction.  This Agreement  and  the
           ---------------------------
Option granted hereunder shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The
parties  hereto  hereby  irrevocably  agree  that  any  suit   or
proceeding arising directly and/or indirectly pursuant to or under this Agreement, shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York
City.   The  parties  hereto  waive  any  claim  that  any   such
jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements in an amount judicially determined.

     15.  Notices.  Any notice, consent or communication required
          -------
under the provisions of this Agreement shall be given in writing and sent or delivered by hand, overnight courier or messenger service, against a signed receipt or acknowledgment of receipt, or by registered or certified mail, return receipt requested, to the parties at their respective addresses set forth at the beginning of this Agreement with notice to the Company being sent to the attention of the individual who executed this Agreement on behalf of the Company. Either party may, by like notice, change the person, address or facsimile number to which notice is to be sent.

      16.  Counterparts.   This  Agreement  may  be  executed  in
           ------------
counterparts, each of which shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement, as of the day and year first above written.


                                   GIANT MOTORSPORTS, INC.



                              By:  /s/Russell A. Haehn
                                 -------------------------------
                                 Russell A. Haehn,
                                 Chief Executive Officer



                                   /s/ Gregory A. Haehn
                                 -------------------------------
                                   GREGORY A. HAEHN

                     FORM OF EXERCISE NOTICE
                  AND INVESTMENT REPRESENTATION


     The undersigned hereby exercises the right to purchase _________ shares of common stock, $.001 par value per share (the "Shares") of Giant Motorsports, Inc. (the "Company") pursuant to the Stock Option Agreement between the Company and Gregory A. Haehn, dated as of August 16, 2004 (the "Stock Option Agreement"), and delivers herewith the exercise price for the Shares in full, as described in the Stock Option Agreement, unless such exercise is made pursuant to the provisions for Cashless Exercise as provided in Paragraph 6 of the Stock Option Agreement. All of the Shares hereby acquired are vested. In connection with the purchase of the Shares, the undersigned represents as follows:

     1. The undersigned understands that if this exercise is being made prior to the creation of a public trading market for the Company's shares of common stock, if such ever exists, there will be no market for the Shares and the undersigned will not be able to liquidate or dispose of the Shares in the event of an emergency or otherwise. The Shares are subject to restrictions of transferability and resale and may not be transferred or resold except as permitted under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to registration or exemption therefrom.

     2. In the event that the Shares have not been registered pursuant to a Registration Statement on Form S-8 or otherwise under the Securities Act, the undersigned represents that he/she/it is acquiring the Shares for the account of the undersigned for investment purposes only and not for the account of others or with a view to the sale or other distribution thereof, in whole or in part.

     3. In the event that the Shares have not been registered pursuant to a Registration Statement on Form S-8 or otherwise under the Securities Act, the undersigned recognizes that an investment in the Company involves a high degree of risk.

     4. In the event that the Shares have not been registered pursuant to a Registration Statement on Form S-8 or otherwise under the Securities Act, the undersigned has determined that this investment is suitable for the undersigned and that the undersigned has the resources necessary to withstand the risks attendant thereto. In such event, the undersigned has no need for liquidity and could afford a complete loss with respect to the exercise contemplated hereunder.

     5. The address set forth below is the undersigned's true and correct residence, and the undersigned is a bona fide resident and domiciliary of the state hereinafter set forth.

     6. The undersigned agrees that, to the extent applicable, all of the representations in this exercise form shall survive the issuance of the Shares.



Signature      _____________________________


Name:          _____________________________


Address:       _____________________________



Dated: __________________
















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